Pacific State Bancorp Reports Earnings for the Third Quarter of 2008

Stockton, California –October 16, 2008

Steven A. Rosso, President and C.E.O. of Pacific State Bancorp (NASDAQ Global Market/PSBC), the parent company of Pacific State Bank, today reported a net loss of $1,209,000 for the third quarter of 2008 for the Stockton, California based financial institution.  The loss was the result of an other than temporary impairment charge on the Bank’s securities portfolio offset by a gain on bank owned life insurance discussed below.  On a year-to-date basis Pacific State Bancorp remains profitable through the third quarter, earning $464,000.  The bank remains well capitalized in these uncertain times with a total risk based capital ratio of 11.62%.

Mr. Rosso is disappointed to report that with this quarter’s release, the Company experienced its first quarterly loss in over 15 years.  Mr. Rosso emphasizes that the loss is the result of an “other than temporary impairment” (“OTTI”) charge of $6,498,000 or $4,255,000 net of tax benefit.  The impairment charge is the result of the actions taken by the United States Treasury Department of placing into conservatorship the government sponsored enterprises, Fannie Mae and Freddie Mac.  The Company owned approximately $7 million in shares of Fannie Mae and Freddie Mac preferred stock which declined significantly in value after the Treasury Department announced the cancelation of preferred stock dividends.  The OTTI charge was calculated based upon the market value of the shares on September 30, 2008.  The amount of this OTTI charge is subject to material change in the future as a result of significant uncertainties related to Fannie Mae's and Freddie Mac’s business operations and the Federal conservatorship and the continuing impact of such factors on the market value of the preferred stock.

The OTTI charge was partially offset by a non-taxable gain on Bank-owned life insurance of $2,574,000.  In addition, the Company sold real estate owned by the Bank for a gain of $465,000 or $307,000 net of tax.  With the exception of the OTTI charge, management believes that the Company continues to perform well despite the troubled economic times for financial institutions.

Mr. Rosso noted that the decreased income performance, other than the individual items discussed above, compared to 2007 is primarily the result of the Bank experiencing a contraction in its net interest margin, increased provision for loan losses and an increase in legal expenses associated with the collection of loans.  The contraction of the net interest margin is the result of the Bank’s interest earning assets re-pricing downward more quickly, after the 325 basis points reductions in the federal reserve federal funds rate since September 2007, than the Bank’s interest bearing liabilities.  In addition, the Bank has experienced higher levels of nonearning assets as a result of loans being placed on nonaccrual status.

The Bank has continued to experience decreasing interest expense throughout 2008 as interest bearing liabilities continue to re-price.  Net interest income continues to improve quarter after quarter through 2008.  For more information on the net interest margin, please see the Yield Analysis statements included as part of this report below.

The increase in the provision for loan losses is the result of a deteriorating economic environment and the concern that the overall credit quality in the bank’s service area is declining.  The Bank will monitor non-performing assets very closely and work to collect them in full where possible.  Subsequent to the end of the third quarter, Pacific State Bank received a recovery of approximately $875,000.  The receipt of this recovery on a loan previously charged-off will bring our allowance for loan losses to $4,767,000 or 1.46% of gross loans.

The Bank has experienced an increase in nonperforming loans from $432,000 or 0.14% of gross loans at December 31, 2007 to $7,639,000 or 2.34% of gross loans at September 30, 2008.  The increase in nonperforming loans is the result of a decline in real estate values in the region where the Bank operates; resulting in the Bank placing certain loans into foreclosure.  Bank’s management has immediately placed any loan secured by real estate, which has had a notice of default filed, on non-accrual status.  The increase in nonperforming loans has prompted management to increase the provision for loan losses over 2007 levels by $560 thousand for the quarter ended September 30, 2008 and $1.15 million for the nine months ended September 30, 2008.  At present, management believes that the level of allowance of 1.19% of total loans at September 30, 2008 compared to 1.26% at December 31, 2007 for loan losses currently recorded is sufficient to provide for both specifically identified and probable losses.

Management has been proactive in working with problem customers to repay loans that have become delinquent or have the potential to become delinquent.  In most cases, personal guarantees and collateral value are sufficient to repay outstanding principal and interest.  In the cases where collateral value and personal guarantees have fallen short of the principle and interest owed on the loans, management has reserved for the estimated potential loss.  Management has also ordered real estate appraisals on all new or renewed loans and on loans which are in foreclosure that are secured by real estate.  Management has also been proactive in ordering real estate appraisals on loans with potential problems.  Appraisals received thus far indicate generally that overall collateral levels remain sufficient to repay the loans secured by the real estate in case of default.  Management has also reviewed all home equity lines of credit for current loan to values, credit quality and performance issues.  If issues are identified, the debt availability is frozen and reductions or new terms are obtained.  The Bank believes that real estate values remain sufficient in a declining market due to the conservative lending policies of the Bank.

Pacific State Bank continues to have more than sufficient liquidity to operate.  The Bank utilizes borrowing lines from correspondent banks, the Federal Home Loan Bank (“FHLB”), and the discount window with the Federal Reserve for additional liquidity purposes.  At September 30, 2008, the Bank maintained open lines with correspondent banks of $21 million with no advances outstanding.  The Bank participates in the FHLB blanket lien program in which the Bank has a total borrowing capacity of $88.6 million with $27.2 million available at September 30, 2008.  The Bank currently has pledged approximately $16 million in securities to the Federal Reserve.   This allows the Bank a total borrowing capacity of approximately $14 million with no advances taken at the Federal Reserve as of September 30, 2008.  These lines coupled with $10.75 million of federal funds sold at September 30, 2008, provide the Bank with $76 million of immediate liquidity to draw on.

PSBC financial performance information for the three month period ending September 30, 2008 compared to the same quarter in the prior year is as follows:

Income Statement:

•	Total Interest Income: $6,948,000, a decrease of $989,000 or 13%.
•	Total Interest Expense: $2,900,000, a decrease of $796,000 or 22%.
•	Net Interest Income: $4,048,000, a decrease of $193,000 or 5%.
•	Non-Interest Income: $3,561,000, an increase of $2,972,000 or 505%.
•	Non-Interest Expense: $10,056,000, an increase of $7,345,000 or 271%.
•	Provision for loan losses: $600,000, an increase of $560,000 or 1,400%.
•	Net Loss: $1,209,000, a decrease of $2,510,000 or 193%.
•	Efficiency Ratio: 102% deteriorating from 56%.
•	Basic Loss Per Share: $0.33, a decrease of $0.68 per share or 194%.
•	Diluted Loss Per Share: $0.33, a decrease of $0.66 per share or 200%.
•	Loss on Average Assets: Annualized loss rate of 1.11%, a decrease of 237 basis points from 1.26%
•	Loss on Average Equity: Annualized loss rate of 11.56%, a decrease of 27.55% from 15.99%

PSBC financial performance information for the nine month period ending September 30, 2008 compared to the same time period in the prior year is as follows:

Income Statement:

•	Total Interest Income: $18,998,000, a decrease of $2,150,000 or 10%.
•	Total Interest Expense: $9,668,000, a decrease of $682,000 or 7%.
•	Net Interest Income: $11,815,000, a decrease of $1,410,000 or 11%.
•	Non-Interest Income: $4,630,000, an increase of $2,649,000 or 134%.
•	Non-Interest Expense: $15,376,000, an increase of $6,964,000 or 83%.
•	Provision for loan losses: $1,410,000, an increase of $1,150,000 or 442%.
•	Net Income: $464,000, a decrease of $3,572,000 or 89%.
•	Efficiency Ratio: 93% deteriorating from 55%.
•	Basic Earnings Per Share: $0.13, a decrease of $0.97 per share or 88%.
•	Diluted Earnings Per Share: $0.12, a decrease of $0.89 per share or 88%.
•	ROAA: Annualized rate of 0.14%, a decrease of 122 basis points from 1.36%
•	ROAE: Annualized rate of 1.76%, a decrease of 15.72% from 17.48%

PSBC September 30, 2008 compared to December 31, 2007 annual financial performance information was as follows:

Balance Sheet:

•	Total Federal Funds and Investment Securities: $52,717,000, a decrease of $20,515,000 or an annualized 39%.
•	Net Loans: $322,420,000, an increase of $13,962,000 or an annualized 6%.
•	Total Assets: $427,822,000, a decrease of $3,253,000 or an annualized 1%.
•	Non-Interest Bearing Deposits: $69,019,000, an increase of $1,948,000 or an annualized 4%.
•	Total Deposits: $345,166,000, an increase of $3,345,000 or an annualized 1%.
•	Total Borrowings: decreased from $40,000,000 to $35,000,000.
•	Total Shareholders’ Equity: $34,000,000, a decrease of $36,000 or an annualized 1%.
•	Total Tier 1 Risk Based Capital Ratio of 10.61%.
•	Total Tier 1 Leverage Capital Ratio of 9.40%.
•	Total Risk Based Capital Ratio of 11.62%.

Attached are certain unaudited financial statements supporting the financial information summarized above.  Further inquiries should be directed to Mr. Rosso at 209-870-3214, or by mail to P.O. Box 1649, Stockton, California 95201.  Additional information also can be obtained by visiting the Company website –www.pacificstatebank.com.

SAFE HARBOR: Except for historical information contained herein, the statements contained in this press release include forward-looking statements within the meaning of the "safe harbor" provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to risks and uncertainties. Actual results may differ materially from those set forth in or implied by forward-looking statements. These risks are described from time to time in Pacific State Bancorp's Securities and Exchange Commission filings, including its Annual Reports on Form 10-K, quarterly reports on Form 10-Q and Current Reports on Form 8-K. Pacific State Bancorp disclaims any intent or obligation to update these forward-looking statements.

PACIFIC STATE BANCORP AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited	September 30,	December 31,
(Dollars in thousands)	2008	2007
ASSETS
Cash and due from banks	$13,198	$13,794
Federal funds sold	10,750	31,880
Total cash and cash equivalents	23,948	45,674
Interest bearing deposits at other banks	-	3,000
Investment securities	41,967	41,352
Loans, less allowance for loan losses of $3,892 in 2008 and $3,948 in 2007	322,420	308,458
Premises and equipment, net	15,977	14,269
Other real estate owned	190	-
Company owned life insurance	6,682	8,025
Accrued interest receivable and other assets	16,638	10,296
Total assets	$427,822	$431,074
LIABILITIES AND
SHAREHOLDERS' EQUITY
Deposits:
Non-interest bearing	$69,019	$67,071
Interest bearing	276,147	274,750
Total deposits	345,166	341,821
Other borrowings	35,000	40,000
Subordinated debentures	8,764	8,764
Accrued interest payable and other liabilities	4,892	6,453
Total liabilities	393,822	397,038
Commitments and contingencies
Shareholders' equity:
Preferred stock - 2,000,000 shares authorized; none issued or outstanding	-	-
Common stock - no par value; 24,000,000 shares authorized; issued and outstanding –3,718,598 shares in 2008 and 3,707,698 shares in 2007	10,753	10,418
Retained earnings	24,468	24,004
Accumulated other comprehensive loss, net of taxes	(1,221)	(386)
Total shareholders' equity	34,000	34,036
Total liabilities and shareholders' equity	$427,822	$431,074

PACIFIC STATE BANCORP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands, except per share data)	2008	2007	2008	2007
Interest income:
Interest and fees on loans	$6,321	$7,006	$18,998	$21,148
Interest on Federal funds sold	85	396	341	1,065
Interest on investment securities	542	535	2,144	1,362
Total interest income	6,948	7,937	21,483	23,575

Interest expense:
Interest on deposits	2,587	3,467	8,245	9,623
Interest on borrowings	216	90	1,064	211
Interest on subordinated debentures	97	139	359	516
Total interest expense	2,900	3,696	9,668	10,350

Net interest income before provision for loan losses	4,048	4,241	11,815	13,225
Provision for loan losses	600	40	1,410	260
Net interest income after provision for loan losses	3,448	4,201	10,405	12,965

Non-interest income:
Service charges	196	208	656	646
Gain on sale of loans	37	119	188	147
Gain on sale of assets	471	-	471	-
Gain on bank owned life insurance	2,574	-	2,574	-
Other income	283	262	741	1,188
Total non-interest income	3,561	589	4,630	1,981

Non-interest expenses:
Salaries and employee benefits	1,398	1,264	3,948	4,252
Occupancy	316	292	881	855
Furniture and equipment	259	157	633	524
Other than temporary impairment charge	6,498	-	6,498	-
Other expenses	1,585	998	3,416	2,781
Total non-interest expenses	10,056	2,711	15,376	8,412

(Loss) income before provision for income taxes	(3,047)	2,079	(341)	6,534
(Benefit) provision for income taxes	(1,838)	778	(805)	2,498
Net (loss) income	$(1,209)	$1,301	$464	$4,036

Basic (loss) earnings per share	$(0.33)	$0.35	$0.13	$1.10

Diluted (loss) earnings per share	$(0.33)	$0.33	$0.12	$1.01

PACIFIC STATE BANCORP
Yield Analysis
	For Year Three Months Ended September 30,
(Dollars in thousands)	2008			2007
		Interest	Average		Interest	Average
	Average	Income or	Yield or	Average	Income or	Yield or
Assets:	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans	$324,545	$6,321	7.75%	$303,858	$7,006	9.15%
Investment securities	53,019	542	4.07%	39,733	521	5.20%
Federal funds sold	17,739	85	1.91%	30,697	396	5.12%
Interest bearing deposits in banks	-	-	-	867	14	6.41%
Total average earning assets	$395,303	$6,948	6.99%	$375,155	$7,937	8.39%

Non-earning assets:
Cash and due from banks	13,342			14,354
Bank premises and equipment	15,393			13,421
Other assets	12,010			11,051
Allowance for loan loss	(3,785)			(2,704)
Total average assets	$432,263			$411,277

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Deposits

Interest-bearing demand	$73,397	$126	0.68%	$76,347	$538	2.80%
Savings	6,113	7	0.46%	5,288	11	0.83%
Time deposits	215,307	2,454	4.53%	216,093	2,918	5.36%
Other borrowing	26,685	313	4.67%	17,264	229	5.26%

Total average interest-bearing liabilities	$321,502	$2,900	3.59%	$314,992	$3,696	4.66%

Noninterest-bearing liabilities:
Demand deposits	65,098			61,010
Other liabilities	4,045			2,995
Total average liabilities	390,645			378,997
Shareholders' equity:	41,618			32,280
Total average liabilities and shareholders' equity	$432,263			$411,277

Net interest income		$4,048			$4,241

Net interest margin			4.07%			4.49%

PACIFIC STATE BANCORP
Yield Analysis
	For Nine Months Ended September 30,
(Dollars in thousands)	2008			2007
		Interest	Average		Interest	Average
	Average	Income or	Yield or	Average	Income or	Yield or
Assets:	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans	$325,004	$18,998	7.81%	$297,362	$21,148	9.51%
Investment securities	49,956	2,100	5.62%	34,621	1,348	5.21%
Federal funds sold	19,930	341	2.29%	27,846	1,065	5.11%
Interest bearing deposits in banks	1,391	44	4.23%	429	14	4.36%
Total average earning assets	$396,281	$21,483	7.24%	$360,258	$23,575	8.75%

Non-earning assets:
Cash and due from banks	13,435			15,649
Bank premises and equipment	14,956			12,595
Other assets	16,194			11,033
Allowance for loan loss	(3,609)			(2,651)
Total average assets	$437,257			$396,884

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Deposits

Interest-bearing demand	$70,421	$1,215	2.30%	$82,863	$1,768	2.85%
Savings	5,623	22	0.52%	5,407	38	0.94%
Time deposits	214,583	7,008	4.36%	197,246	7,817	5.30%
Other borrowing	44,109	1,423	4.31%	14,886	727	6.53%

Total average interest-bearing liabilities	$334,736	$9,668	3.86%	$300,402	$10,350	4.61%

Noninterest-bearing liabilities:
Demand deposits	63,101			64,609
Other liabilities	4,245			1,003
Total average liabilities	402,082			366,014
Shareholders' equity:	35,175			30,870
Total average liabilities and shareholders' equity	$437,257			$396,884

Net interest income		$11,815			$13,225

Net interest margin			3.98%			4.91%